SECOND AMENDMENT TO EMPLOYMENT AGREEMENT This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Second Amendment") is made and entered into as of IJJ?(/L Z. f , 2024 (the "Second Amendment Effective Date"), by and between Carriage Services, Inc., a Delaware corporation (the "Company"), and Paul D. Elliott ("Executive"). The Company and Executive may sometimes hereafter be referred to singularly as a "Party" or collectively as the "Parties." WHEREAS, Executive and the Company entered into an Employment Agreement dated November 5, 2019 (the "Employment Agreement"); and WHEREAS, Executive and the Company entered into a First Amendment to Employment Agreement dated September 30, 2022 (the "First Amendment"); and WHEREAS, the Company desires to continue to secure the employment services of Executive subject to the amended terms and conditions hereafter set forth; and WHEREAS, the parties now desire to amend the Employment Agreement accordingly. NOW, THEREFORE, in consideration of the premises above, as well as consideration to be granted by the Company to the Executive in the following form, the parties hereto agree as follows: 1. Section 4(a) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language: "(a) Term. Executive's term of Employment with the Company under this Agreement shall be for the period from the Effective Date through December 31, 2026 (the 'Initial Term'). On December 31, 2026, and on each subsequent annual anniversary thereafter, this Agreement shall automatically renew and extend for a period of 12 months (each such 12-month period being a "Renewal Term"), unless written notice of non renewal is delivered from either Party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. Notwithstanding the foregoing, Executive's Employment pursuant to this Agreement may be terminated prior to the expiration of the then-existing Initial Tenn or Renewal Term in accordance with this Agreement. The period from the Effective Date through the Executive's Termination Date (for whatever reason) shall be referred to herein as the 'Employment Period."' Paul Elliott - Second Amendment to Employment Agreement I Exhibit 10.1

2. Section 6(b)(3) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language: "(3) Involuntary Termination Without Cause (Other than Due to Death or Disability) Not Within Corporate Change Period. If Executive's Employment is terminated by the Company without Cause (other than on account of Executive's death or Disability), and such Termination Date does not occur within a Corporate Change Period, the Company shall, subject to Section 6(e), provide to Executive (A) continued payment of Executive's Base Salary as in effect on the Termination Date, in arrears, for a period of 12 months following the Termination Date, where the first such payment shall be made on the First Payment Date and shall include all payments, if any, without interest, that would have otherwise been made pursuant to this Section 6(b)(3)(A) between the Termination Date and the First Payment Date; and (B) a pro rata amount of the Target Annual Bonus described in Section 2(b), for the year in which the Termination Date occurred, based on the number of days Executive was employed in such year in comparison to 365, and based on actual performance of any applicable performance metrics through the end of the performance period, where such pro rata amount of the Target Annual Bonus shall be paid on the later of (i) the First Payment Date or (ii) the payment date that an Annual Bonus for the year of termination otherwise would have been payable pursuant to Section 2(b), had Executive's Employment not been terminated (provided, that, in no event shall such payment occur later than the date necessary to qualify such payment as a "short term deferral" within the meaning of Treas. Reg.§ l.409A- l(b)(4))." 3. Section 6(f) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language: "(f) Reduction of Payments. Notwithstanding anything to the contrary in this Agreement, if Executive is a "disqualified individual" (as defined in Code Section 280G(c)), and the payments and benefits provided for in this Agreement, together with any other payments and benefits which Executive has the right to receive from the Company or any of its Affiliates (collectively, "Total Payments"), would constitute a "parachute payment" (as defined in Code Section 280G(b)(2)), then the payments and benefits provided for in this Agreement shall either (i) be paid in full, or (ii) be reduced (but not below zero) so that the present value of such Total Payments will be one dollar ($1.00) less than three times Executive's "base amount" (as defined in Code Section 280G(b)(3)) and so that no portion of such amounts and benefits received by Executive shall be subject to the excise tax imposed by Code Section 4999, whichever results in the receipt by Executive on an after-tax basis of the greatest amount of Total Payments (taking into account the applicable federal, state and local income taxes, the excise tax imposed by Code Section 4999 and all other taxes (including any interest and penalties) payable by Executive). All determinations required to made under this Section 6(f), including whether reductions are necessary, shall be made in good faith by the Company, or, Paul Elliott - Second Amendment to Employment Agreement 2

in the discretion of the Company, by an accounting or financial consulting firm selected in good faith by the Company for such purposes (the "Auditor"). The Auditor shall provide detailed supporting calculations both to the Company and to Executive. All fees and expenses of the Auditor shall be borne solely by the Company. The reduction of payments and benefits hereunder, if applicable under clause (ii) above, shall be made by reducing, first, payments or benefits to be paid in cash hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order. If a reduced payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or its affiliates) used in determining if a "parachute payment" exists, exceeds one dollar ($1.00) less than three times Executive's base amount, then Executive shall immediately repay such excess to the Company upon notification that an overpayment has been made. Nothing in this Section 6(f) shall require the Company to be responsible for, or have any liability or obligation with respect to, Executive's excise tax liabilities under Code Section 4999." 4. Section 14 of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language: "14. Non-Solicitation Restriction. Executive hereby agrees that in order to protect Trade Secrets, it is necessary to enter into the following restrictive covenant, which is ancillary to the enforceable promises between the Company and Executive in Sections 9 through U and other provisions of this Agreement. During the Executive's Employment and for a period of one (1) year following the Termination Date (regardless of the reason for termination), Executive hereby covenants and agrees that he will not, directly or indirectly, without obtaining the express written consent of the Board, either individually or as a principal, partner, agent, consultant, contractor, employee, or as a director or officer of any entity, or in any other manner or capacity whatsoever, except on behalf of the Company, solicit business, attempt to solicit business, or conduct business, in products or services competitive with any products or services offered or performed by the Company or its Affiliates as of the Termination Date within the Restricted Territory." 5. Section 15 of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language: "15. Non-Competition Restriction. Executive hereby agrees that in order to protect Trade Secrets, it is necessary to enter into the following restrictive covenant, which is ancillary to the enforceable promises between the Company and Executive in Sections 9 through 14 and other provisions of this Agreement. Executive hereby covenants and agrees that during Executive's period of Employment, and for a Paul Elliott - Second Amendment to Employment Agreement 3

period of one (1) year following the Termination Date (regardless of the reason for termination), Executive will not, without obtaining the express written consent of the Company, engage in any capacity, directly or indirectly (whether as proprietor, stockholder, director, partner, employee, agent, independent contractor, consultant, trustee, or in any other capacity), with respect to any entity which is or may be in the funeral, mortuary, crematory, cemetery or burial insurance business or in any business related thereto (a) as part of any of the companies or entities listed on Schedule I hereto, or (b) within the Restricted Territory (in each case, a "Competing Enterprise"); provided, however, Executive shall not be deemed to be participating or engaging in a Competing Enterprise solely by vi11ue of the ownership of not more than one percent (1%) of any class of stock or other securities which are publicly traded on a national securities exchange or in a recognized over-the counter market." 6. Section 16 of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language: "16. No Recruitment Restriction. Executive agrees that during Executive's period of employment with the Company or its Affiliates, and for a period of one (1) year following the Termination Date (regardless of the reason for termination), without obtaining the express written consent of the Company, Executive shall not, either directly or indirectly, or by acting in concert with another person or entity, (a) hire any employee or independent contractor performing services for the Company or any Affiliate, or any such individual who performed services for the Company or any Affiliate at any time during the one-year period ending on the Termination Date, or (b) solicit or influence or seek to solicit or influence, any employee or independent contractor performing services for the Company or any Affiliate, or any such individual who performed services for the Company or any Affiliate at any time during the one-year period ending on the Termination Date, to terminate, reduce or otherwise adversely affect such individual's employment or other relationship with the Company or any Affiliate." 7. Except as otherwise provided herein, all other prov1s10ns of the Employment Agreement and the First Amendment shall remain in effect. 8. This Second Amendment, the Employment Agreement (other than as amended above), and the First Amendment (where applicable) constitute the entire agreement between the parties on the subject of Executive's employment with the Company. 9. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof. 10. This Second Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. [Signature page.follows} Paul Elliott Second Amendment to Employment Agreement 4

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date set forth above. Paul D. Elliott By: Carlos R. Quezada Vice Chairman of the Board and Chief Executive Officer Address.for Notices: Carriage Services, Inc. 3040 Post Oak Blvd, Suite 300 Houston, Texas 77056 Attn: Legal [End of Signatures] Paul Elliott Second Amendme/1/ to Employment Agreement 5